UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2015

VOLCANO CORPORATION

(Exact Name of Registrant Specified in its Charter)

Delaware	000-52045	33-0928885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 228-4728

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Volcano Corporation, a Delaware corporation (the “Company”), on December 17, 2014, the Company is party to an Agreement and Plan of Merger, dated as of December 16, 2014 (the “Merger Agreement”), with Philips Holding USA Inc., a Delaware corporation (“Parent”), and Clearwater Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent is a wholly owned subsidiary of Koninklijke Philips N.V., a corporation organized under the laws of The Netherlands (“Philips”). Pursuant to the Merger Agreement, on December 30, 2014, Purchaser commenced a tender offer (the “Offer”) to acquire all of the shares of common stock, par value $0.001 per share, of the Company, including any associated rights to purchase capital stock issued pursuant to the Rights Agreement, dated June 20, 2006, by and between the Company and American Stock Transfer & Trust Company (such rights, together with such shares of the Company’s common stock, the “Shares”), for $18.00 per Share (the “Offer Price”), net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 30, 2014 (together with any amendments and supplements thereto), and the related letter of transmittal.

At 9:00 a.m., Eastern time, on February 17, 2015 (the “Expiration Date”), the Offer expired and was not extended. Purchaser was advised by American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), that, as of the Expiration Date, a total of 46,253,190 Shares (excluding Shares with respect to which notices of guaranteed delivery had been delivered) were validly tendered into and not properly withdrawn from the Offer, representing approximately 89.1% of the Shares outstanding as of the Expiration Date. As a result, Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Date, and payment for all such Shares has been made to the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. In addition, the Depositary advised that notices of guaranteed delivery have been delivered with respect to 2,967,581 additional Shares, representing approximately 5.7% of the Shares outstanding as of the Expiration Date.

On February 17, 2015, following the expiration of the Offer and the purchase by Purchaser of the Shares validly tendered and not properly withdrawn thereunder, Purchaser merged with and into the Company, with the Company surviving the merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Parent (the “Merger”). The Merger was effected without the affirmative vote of any other stockholder of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares then held by the Company, Parent, or any of their wholly owned subsidiaries (including Purchaser), all of which were canceled and retired, and (ii) Shares held by stockholders of the Company who properly demanded appraisal under Section 262 of the DGCL, was converted automatically into the right to receive an amount of cash equal to the Offer Price, net to the seller in cash, without interest, less any applicable withholding taxes.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2014 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was suspended as of the close of trading on February 17, 2015. The Company also intends to file with the SEC Forms 15 under the Exchange Act, requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

At the Effective Time, each Share then outstanding (other than Shares that were held by any stockholders who properly demanded appraisal under Section 262 of the DGCL in connection with the Merger) was converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Parent, Purchaser or any other wholly owned subsidiary of Parent, and Shares held by the Company or by any of its wholly owned subsidiaries, which Shares were cancelled and retired and ceased to exist, and no consideration was delivered in exchange therefor. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price).

Item 5.01	Changes in Control of Registrant.

As a result of Purchaser’s acceptance of Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Date and the consummation of the Merger pursuant to Section 251(h) of the DGCL, a change in control of the Company has occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $955 million, without giving effect to related transaction fees and expenses. Philips provided Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not properly withdrawn and to pay for the acquisition of the remaining Shares in the Merger. Philips funded the payment from its available cash on hand and the issuance of debt.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, each of the directors of the Company (Kieran T. Gallahue, Lesley H. Howe, R. Scott Huennekens, Siddhartha Kadia, Alexis V. Lukianov, Ronald A. Matricaria, Leslie V. Norwalk, Esq. and Dan Wolterman) resigned as directors of the Company, and the directors of Purchaser, consisting of David A. Dripchak and Joseph E. Innamorati, became directors of the Company.

At the Effective Time, each of the officers of the Company (R. Scott Huennekens, John Dahldorf, John Onopchenko, Joseph Burnett, Neil Hattagandi, M.D., Will McGuire, Michele Perrino, Junichi Osawa and Heather Ace) were removed from their respective offices. Immediately thereafter, David A. Dripchak, Joseph E. Innamorati, Paul Cavanaugh and Irma I. Gomez were appointed as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 16, 2014, by and among Volcano Corporation, Philips Holding USA Inc. and Clearwater Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Volcano Corporation on December 17, 2014).

3.1	Amended and Restated Certificate of Incorporation of Volcano Corporation.

3.2	Amended and Restated Bylaws of Volcano Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

Date: February 17, 2015	By:	/s/ Joseph E. Innamorati
	Name:	Joseph E. Innamorati
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 16, 2014, by and among Volcano Corporation, Philips Holding USA Inc. and Clearwater Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Volcano Corporation on December 17, 2014).

3.1	Amended and Restated Certificate of Incorporation of Volcano Corporation.

3.2	Amended and Restated Bylaws of Volcano Corporation.